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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novell, Inc. of our report dated December 12, 1995, included in the 1995 Annual Report to Shareholders of Novell, Inc.

     Our audits also included the financial statement schedule of Novell, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14531, No. 33-29798, No. 33-31299, No. 33-36673, No.
33-41719, No. 33-48395, No. 33-54483, No. 33-64998, No. 33-65440, No. 33-66704,
No. 33-67276 and No. 33-68336) pertaining to the Employee Stock Option and Stock Purchase Plans of Novell, Inc. of our report dated December 12, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Novell, Inc.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
January 22, 1996

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